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                        BERKELEY CAPITAL MANAGEMENT FUNDS

                  Berkeley Capital Management Money Market Fund


                Schedule of Computation of Performance Quotations


                                      YIELD

SEVEN-DAY CURRENT YIELD

Formula:  (Base Period Return/1*365/7)

     Where the Base Period Return equals the sum of the previous seven daily dividend rates


SEVEN-DAY EFFECTIVE YIELD

Formula:  (Base Period Return + 1)^365/7-1

     Where the Base Period Return equals the sum of the previous seven daily dividend rates